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                                                                     EXHIBIT 4.7

                             CERTIFICATE OF TRUST OF
                            SOLECTRON CAPITAL TRUST I

     THIS Certificate of Trust of Solectron Capital Trust I (the "Trust"), dated December 21, 1998, is being duly executed and filed by First Union Trust Company, National Association, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

     1. Name. The name of the business trust formed hereby is Solectron Capital Trust I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is First Union Trust Company, National Association located at 920 King Street, Wilmington, Delaware 19801 (Attention:
Corporate Trust Group).

     3. Effective Date. This Certificate of Trust shall be effective as of the date filed.

     IN   WITNESS WHEREOF, the undersigned have executed this Certificate of
Trust as of the date first-above written in accordance with Section 3811(a)(i) of the Delaware Business Trust Act.

                              FIRST UNION TRUST COMPANY,
                              NATIONAL ASSOCIATION,
                              as trustee


                              By:  /s/ Sterling C. Correia
                                 -----------------------------------------------
                                   Name:  Sterling C. Correia
                                   Title: Vice President

                                  /s/ Susan S. Wang
                                 -----------------------------------------------
                                   as Regular Trustee
                                   Name: Susan S. Wang

                                  /s/ Robert W. Hirt
                                 -----------------------------------------------
                                   as Regular Trustee
                                   Name: Robert W. Hirt